Exhibit 23.4

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

January 3, 2020

Petróleo Brasileiro S.A.—Petrobras

Av. República do Chile, 65

Rio de Janeiro, RJ 20031-912

Brazil

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton as set forth under the heading “Experts” in the Registration Statement on Form F-3, filed on the date hereof by Petróleo Brasileiro S.A.—Petrobras (the Registrant), to the incorporation by reference of the other references to our firm contained under the headings “Glossary of Certain Terms Used in this Annual Report,” “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company–Regulation of the Oil and Gas Industry in Brazil–Assignment Agreement (Cessão Onerosa) and Global Offering,” “Item 4. Information on the Company–Internal Controls over Proved Reserves,” and “Item 19–Exhibits,” , and to the inclusion of our report of third party dated February 20, 2019, filed as Exhibit No. 99.1 to the Form 20-F of the Registrant for the year ended December 31, 2018.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716